UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2006

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25007	65-0656268
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     (c) On November 6, 2006, Christopher P. Wightman was appointed as the President of ProLink Media, a division of ProLink Solutions, a wholly-owned subsidiary of ProLink Holdings Corp. (the “Company”), to be effective on January 2, 2007. He will be responsible for the overall financial and launch strategy for the Company’s media organization. Until January 2, 2007, Mr. Wrightman will be acting as a consultant to the Company for which he will receive a consulting payment of approxiamately $17,000. Mr. Wightman, 43, had served as Publisher at GOLF Magazine, a Time Inc. property and the world’s most widely read golf publication, from 2001 to December 2006.
     In connection with such appointment, effective January 2, 2007, Mr. Wightman shall receive a salary of $200,000 per annum payable bi-weekly. In addition, he shall receive a signing bonus of $60,000 to be paid January 2, 2007 which is considered a loan that fully vests and is considered repaid on January 2, 2008 under the condition of his employment on that date. If he were to terminate his employment before January 2, 2008 for any reason, this loan would become due and payable. If the Company terminates his employment (other than for cause), this loan will be considered forgiven and earned. He shall also receive an additional bonus of $60,000 to be paid on January 2, 2008 which is considered a loan that fully vests and is considered repaid on January 2, 2009 under the condition of his employment on that date. If he were to terminate his employment before January 2, 2009 for any reason, this loan would become due and payable. If the Company terminates his employment (other than for cause), this loan will be considered forgiven and earned.
     For 2007, Mr. Wightman will be eligible to receive an annual bonus of 5% of the media division’s net revenue if the division equals or exceeds $2 million in such year. For 2008, he will be eligible to receive an annual bonus of 4% of the division’s net revenue if the division equals or exceeds $2 million in such year. In addition, he will receive an additional $50,000 bonus payable on February 15, 2008 if the Company achieves annualized earnings before taxes as outlined in approved 2007/2008 budget.
     In addition, on December 19, 2006, Mr. Wightman was granted an option to purchase 750,000 shares of common stock under the 2006 Plan (as defined below) pursuant to a Non-Qualified Stock Option Agreement. Such options have an exercise price of $1.40 per share (the fair market value on the date of grant) and one third of the shares of common stock subject to the option vest on the date of grant, one third vest on the date of grant and the remainder vest on December 1, 2008. The option shall terminate ten years from the date of grant, but shall be subject to earlier termination as provided in the agreement or in the 2006 Plan. The ProLink Holdings Corp. 2006 Plan Form of Non-Qualified Stock Option Award Agreement is filed as Exhibit 10.2 hereto, which is incorporated herein by reference.
     He will also be eligible for additional awards of options to purchase 500,000 shares of common stock that vest immediately upon reaching certain revenue milestones.
     It is anticipated that Mr. Wightman and the Company will enter into an employment agreement memorializing the foregoing terms and conditions.
     (e) On December 19, 2006, the Company’s Board of Directors approved the ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”). A total of 5,000,000 shares of common stock has been reserved for issuance under the 2006 Plan. The material terms of the 2006 Plan are described below.

     The 2006 Plan is to be administered by our Board of Directors, except to the extent that it delegates its authority to a committee of the Board of Directors. The 2006 Plan authorizes the issuance of stock grants to our employees, directors and consultants, the grant of incentive stock options to our employees and the grant of non-qualified options to our employees, directors and consultants.
     For non-qualified options, the exercise price per share is determined by the board, subject to the limitation that the exercise price at least equal the par value per share of the Company’s common stock (i.e. $.0001 per share). For incentive stock options, the exercise price per share is determined by the board, subject to the limitation that the exercise price at least equal 100% of the fair market value per share of common stock on the date of grant of the incentive stock option. If the optionee owns more than 10% of the total combined voting power of the Company, the exercise price per share must at least equal 110% of the fair market value per share of common stock on the date of grant of the incentive stock option.
     The term of non-qualified options is determined by the board. For incentive stock options, the term of the option, like the exercise price, depends upon the ownership interest of the optionee in the Company. Generally, the term of an incentive stock option is ten years. If the optionee owns more than 10% of the total combined voting power of the Company, the term of the incentive stock option will be no more than five years. Upon termination of a participant’s service with the Company, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. Upon termination for “cause,” as defined in the plan, the board may terminate a participant’s options. In all other cases, the option will generally remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.
     An option may be exercised by giving written notice to the Company together with provision for payment of the full exercise price for the number of shares as to which the option is being exercised. The ability of an optionee to exercise an option, however, is subject to the vesting of the option. At the time the option is granted, a vesting period is established, which generally extends over a period of a few years. As the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the option expires or terminates.
     The 2006 Plan provides that in the event of the Company’s merger with or into another corporation, or a sale of substantially all of its assets, each outstanding option must be assumed or an equivalent option substituted for by the successor corporation or a parent or subsidiary of the successor corporation. If the outstanding options are not assumed or substituted for, the administrator may provide either (i) that all options will become exercisable for a defined period after which they will terminate or (ii) that all options shall terminate in exchange for a cash payment equal to the value of the option shares less the exercise price. Similar provisions apply to outstanding rights to purchase stock granted under the Plan.
     The date prior to which an offer of a stock grant must be accepted by a grantee and the stock grant purchase price, if any, shall be determined by the board. A stock grant may be subject to repurchase by us upon termination of employment of the grantee with the Company, under certain circumstances.
     The 2006 Plan will automatically terminate in 2016, unless the Company terminates it sooner. In addition, the board has the authority to amend, suspend or terminate the Plan provided such action does not impair the rights of any participant. In addition, any amendment approved by the board which the board determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval.

     The above summary of the terms and conditions of the 2006 Plan is qualified in its entirety by reference to the Company’s 2006 Employee, Director and Consultant Stock Plan filed as Exhibit 10.1 hereto, which is incorporated herein by reference.
     On December 19, 2006, Danny Lam, the Company’s President—Finance, was granted an option to purchase 1,250,000 shares of common stock under the 2006 Plan pursuant to a Non-Qualified Stock Option Agreement. Such options have an exercise price of $1.40 per share (the fair market value on the date of grant) and one third of the shares of common stock subject to the option vest on the date of grant, one third vest on December 19, 2007 and the remainder vest on December 19, 2008. The option shall terminate ten years from the date of grant, but shall be subject to earlier termination as provided in the agreement or in the 2006 Plan. The ProLink Holdings Corp. Form of Non-Qualified Stock Option Award Agreement is filed as Exhibit 10.2 hereto, which is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
     (c) Exhibits

Number	Description
10.1	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan

10.2	ProLink Holdings Corp. Form of Non-Qualified Stock Option Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: December 26, 2006

/s/ Lawrence D. Bain

Lawrence D. Bain
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan

10.2	ProLink Holdings Corp. Form of Non-Qualified Stock Option Award Agreement